                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                             LOMAK PETROLEUM, INC.

                          -------------------------

                        (Pursuant to Section 242 of the
                       Delaware General Corporation Law)

                          -------------------------


                 LOMAK PETROLEUM, INC., a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY:

                 FIRST:   The name of the Corporation is LOMAK PETROLEUM, INC.

                 SECOND: The amendment to the Certificate of Incorporation of the Corporation effected by this certificate shall provide:

                          Article Seven of the Corporation's Certificate of
                 Incorporation, as amended (the "Certificate"), be deleted in its entirety and the remaining Articles of the Certificate be renumbered accordingly.

                 THIRD:   To accomplish the foregoing amendment, the present
Article Seven of the Certificate is hereby deleted in its entirety from the Certificate and the remaining articles of the Certificate are renumbered accordingly.

                 FOURTH: The above amendment to the Certificate was duly adopted by the unanimous written consent of the Board of

Directors of the Corporation and has been duly approved by the stockholders of the Corporation at the annual meeting of stockholders of the Corporation held on May 10, 1991 by four-fifths (4/5ths) or eighty percent (80%) of the outstanding shares of the Corporation's capital stock entitled to vote in the election of directors in accordance with the Certificate and the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Lomak Petroleum, Inc. has caused this certificate to be signed by John H. Pinkerton, its President and Chief Operating Officer, and attested to by Jeffery Bynum, its Secretary, as of the 17th day of May, 1991.


                                                 LOMAK PETROLEUM, INC.


                                                 By: /s/ JOHN H PINKERTON
                                                    ---------------------------
                                                    John H. Pinkerton
                                                    President and Chief
                                                    Operating Officer



ATTEST:

By: /s/ JEFFERY A. BYNUM
   -----------------------
   Jeffery Bynum
   Secretary



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